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                                                                     EXHIBIT 21

            SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.

NAME OF SUBSIDIARY                     JURISDICTION OF ORGANIZATION
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Millennium Predictive Medicine, Inc.   Delaware

LeukoSite, Inc.                        Delaware